Exhibit 99.1


GRAND CASINOS, INC. LOGO                            NEWS RELEASE
                                                    GRAND CASINOS, INC.
                                                    13705 1ST AVENUE NORTH
                                                    MINNEAPOLIS, MN 55441
                                                    612-449-9092
                                                    612-449-9353 (FAX)
                                                    HTTP://WWW.GRANDCASINOS.COM
                                                    TRADED: NYSE (GND)


FOR FURTHER INFORMATION CONTACT:
Donna Volkers  612-449-8534
or
Pam Zahn  612-449-7071

FOR IMMEDIATE RELEASE:
THURSDAY, JUNE 6, 1996

                   GRAND CASINOS PROVIDES LOAN TO STRATOSPHERE

MINNEAPOLIS, JUNE 6, 1996 - GRAND CASINOS, INC. (NYSE:GND) announced today that it will loan Stratosphere Corporation $48.5 million pursuant to a previously agreed upon completion guaranty. The majority of the funds advanced under the guaranty have been used to pay for enhancements to the original scope of the project. Grand Casinos currently owns approximately 42 percent of Stratosphere Corporation and had agreed to provide the guaranty as part of Stratosphere's March 1995 $203-million First Mortgage Note offering. The Grand Casinos loan will bear interest at 14.25 percent and will be unsecured and subordinate to the First Mortgage Notes.

Grand Casinos, Inc. has been a publicly traded company since 1991 and is listed on the New York Stock Exchange under the trading symbol GND. The company currently owns and operates the two largest casino/hotel resorts in the state of Mississippi, manages two large land-based casinos in Louisiana, and manages two large casino/hotel resorts in Minnesota. Grand Casinos also owns approximately 42 percent of Stratosphere Corporation, (NASDAQ National Market:TOWV) located in Las Vegas, Nevada.